CHANGE OF CONTROL SEVERANCE AGREEMENT
                                 BY AND BETWEEN
                              ENERGY PARTNERS, LTD.
                                       AND
                 -----------------------------------------------


     THIS CHANGE OF CONTROL SEVERANCE AGREEMENT (the "Agreement"), entered into in New Orleans, Louisiana on this ___ day of March, 2005, by and between _____________________, an individual of the full age of majority domiciled in
_________________ (hereafter called the "Executive") and Energy Partners, Ltd., a corporation organized and existing under the laws of the State of Delaware (hereinafter called the "Company").

1. SEVERANCE BENEFITS

     In the event that (i) there is a Change of Control (as defined in Section 4 of this Agreement) of the Company before March 28, 2008 and (ii) the Executive's employment terminates within two years following said Change of Control either by reason of an involuntary termination of the Executive's employment by the Company without Cause (as defined in Section 4 of this Agreement) or a voluntary termination of employment by the Executive for Good Reason (as defined in Section 4 of this Agreement), the Executive shall be entitled to receive the following severance benefits:

     (a) a cash lump sum within 30 days following such termination of employment in an amount equal to 3 times the sum of (i) the Executive's annual rate of base salary for the year of termination of the Executive's employment and (ii) the Executive's average annual bonus from the Company for the three calendar years preceding the calendar year in which such termination of employment occurs (or, if the Executive was employed by the Company for less than three years preceding the calendar year in which such termination of employment occurs, the greater of the Executive's average annual bonus for all of the calendar years during which the Executive was employed by the Company before the calen-


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          dar year in which such termination of employment occurs or the
          Executive's target bonus for the calendar year in which such termination of employment occurs); and

     (b) the Company shall continue to provide the Executive for a period of 18 months following termination of the Executive's employment with the same level of medical and life insurance benefits as the Executive was receiving immediately prior to the termination of employment; provided, however, that as a condition for receiving such benefits, the Executive will be required to pay for such benefits the same portion of the required premium for such coverage that the Executive was required to pay immediately before termination of the Executive's employment.

2.   VESTING IN STOCK OPTIONS, RESTRICTED STOCK AND OTHER EQUITY-BASED AWARDS

     In the event of a Change of Control (as defined in Section 4 of this Agreement) of the Company before March 28, 2008, all stock options, shares of restricted stock, restricted share units and other awards payable in shares of stock of the Company granted by the Company to the Executive shall become fully vested and shall (in the case of stock options) become fully exercisable and (in the case of restricted stock) all restrictions will lapse; provided, however, that in the case of any performance shares, performance share units or other awards the vesting of which is tied to satisfaction of a performance measure or measures, the performance cycle shall end upon a Change of Control and the Executive shall vest in only such number of shares or units that the Executive would have earned if the performance cycle had ended as of the end of the period covered by the most recently issued year-end financial statement just prior to date of the Change of Control plus such additional number of shares or units as the plan administrator shall determine in respect of any period of the performance cycle not covered by such year-end financial statement.



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3. GOLDEN PARACHUTE REDUCTION

     Notwithstanding the other provisions of this Agreement, in the event that the amount of payments or other benefits payable to the Executive under this Agreement, together with any payments or benefits payable under any other plan, program, arrangement or agreement maintained by the Company or one of its affiliates, would constitute an "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended), the payments under this Agreement shall be reduced (by the minimum possible amounts) until no amount payable to the Executive under this Agreement constitutes an "excess parachute payment" (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended); provided, however, that no such reduction shall be made if the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to which the Executive would otherwise be entitled without such reduction would be greater than the net after-tax payment (after taking into account Federal, state, local or other income and excise taxes) to the Executive resulting from the receipt of such payments with such reduction. If, as a result of subsequent events or conditions (including a subsequent payment or absence of a subsequent payment under this Agreement or other plans, programs, arrangements or agreements maintained by the Company or one of its affiliates), it is determined that payments under this Agreement have been reduced by more than the minimum amount required to prevent any payments from constituting an "excess parachute payment," then an additional payment shall be promptly made to the Executive in an amount equal to the additional amount that can be paid without causing any payment to constitute an "excess parachute payment." All determinations required to be made under this Section 3, including whether a payment would result in an "excess parachute payment" and the assumptions to be utilized in arriving at such determination, shall be made by a Big Four accounting firm selected by the Company which shall provide detailed supporting calculations both to the Company and the Executive as requested by the Company or the Executive. All fees and expenses of the accounting firm shall be borne solely by the Company and shall be paid by the Company. All de-

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terminations made by the accounting firm under this Section 3 shall be final and binding upon the Company and the Executive.

4.   DEFINITIONS

     For purposes of this Agreement, the following definitions shall apply:

     (a) "Cause" shall mean (i) the Executive's conviction of a felony, (ii) dishonesty, (iii) the Executive's failure to perform his duties, (iv) insubordination, (v) theft, (vi) wrongful disclosure of confidential information, (vii) conflict of interest that is undisclosed and not approved by the Company's Board of Directors, (viii) violation of written Company policies applicable to all employees, or (ix) engaging in any manner, directly or indirectly, in a business that competes with the business of the Company in any capacity that is undisclosed and not approved by the Company's Board of Directors.

     (b)  "Change of Control" shall mean and be deemed to have occurred if:

          (i) any person (within the meaning of the Exchange Act), other than the Company or a Related Party, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Voting Securities representing 25 percent or more of the total voting power of all the then-outstanding Voting Securities; or

          (ii) the individuals who, as of the effective date of this Agreement, constitute the Board of Directors of the Company, together with those who first become directors subsequent to such date and whose recommendation, election or nomination for election to the Board of Directors was approved by a vote of a least a majority of the Directors then still in office who either were directors as of the effective date of this Agreement or whose recommendation, election or nomination


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               for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors;
               or

          (iii) a merger, consolidation, recapitalization or reorganization of the Company or a Subsidiary, reverse split of any class of Voting Securities, or an acquisition of securities or assets by the Company or a Subsidiary is consummated, other than (I) any such transaction in which the holders of outstanding Voting Securities immediately prior to the transaction receive (or, in the case of a transaction involving a Subsidiary and not the Company, retain), with respect to such Voting Securities, voting securities of the surviving or transferee entity representing more than 50 percent of the total voting power outstanding immediately after such transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or (II) any such transaction which would result in a Related Party beneficially owning more than 50 percent of the voting securities of the surviving entity outstanding immediately after such transaction; or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale of disposition by the Company of all or substantially all of the Company's assets other than any such transaction which would result in a Related Party owning or acquiring more than 50 percent of the assets owned by the Company immediately prior to the transaction.

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.



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     (d)  "Good Reason" for termination shall exist if, without the Executive's consent, any of the following events occur:

          (i) a reduction in the Executive's base salary, or the elimination or significant reduction of a material benefit under any employee benefit plan or program of the Company or any Subsidiary in which the Executive participates, other than an elimination or reduction that affects other senior executive officers in a similar way;

          (ii) the loss of any of the Executive's titles or positions, a significant diminution in the Executive's duties and responsibilities or the assignment to the Executive of duties and responsibilities inconsistent with the Executive's titles or positions; or

          (iii) any requirement that the Executive relocate outside the greater New Orleans, Louisiana metropolitan area.

          Notwithstanding the foregoing, if the Company ceases to be a public company, an event otherwise described in clause (ii) above shall not be deemed to have occurred merely because the Executive's title, position, duties or responsibilities are changed in connection with the Company's ceasing to be a public company, provided the Executive's authority, functions, duties and responsibilities otherwise remain substantially the same as the authority, functions, duties and responsibilities of a person with the Executive's position (determined before the change) within a comparably sized independent private energy company.

          A termination of employment by the Executive shall not be considered to be for Good Reason unless the termination occurs within sixty (60) days after the Executive has knowledge of the event constituting Good Reason.



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     (e)  "Related Party" shall mean (i) a majority-owned subsidiary of the
          Company; (ii) an employee or group of employees of the Company or any majority-owned subsidiary of the Company; (iii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any majority-owned subsidiary of the Company; or (iv) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of Voting Securities.

     (f) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns shares possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (g) "Voting Securities" shall mean any securities of the Company which carry the right to vote generally in the election of directors.

5.   MISCELLANEOUS

     5.1 Entire Agreement. This Agreement embodies the entire agreement between the parties hereto regarding the subject matter hereof, and will be binding upon the Executive and the Executive's heirs, legatees, legal representatives, successors, donees, transferees and assigns as well as the Company and its successors and assigns. The parties will not be bound by or be liable for any statement, representation, promise, inducement or understanding of any kind or nature regarding the subject matter hereof which is not set forth herein. No changes, amendments or modifications of any of the terms or conditions of this document will be valid unless reduced to writing and signed by all parties hereto, the Company being represented by its President or his designee.


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

     5.2 Termination of Agreement. This Agreement shall terminate and be of no further force and effect if a Change of Control (as defined in Section 4 of this Agreement) of the Company does not occur before March 28, 2008.

     5.3 Severability. Each provision of this Agreement is intended to be severable. In the event that any one or more of the provisions contained in this Agreement will for any reason be held to be invalid, illegal, or unenforceable, such holding will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid, illegal, or unenforceable provision had never been contained herein; provided, however, that no provision will be severed if it is clearly apparent under the circumstances that the parties would not have entered into this Agreement without such provision.

     5.4 Withholding. The Company is authorized to withhold from any payment or benefit under this Agreement, or any payroll or other payment to the Executive, amounts of withholding and other taxes due in connection with any payment or benefit under this Agreement, and to take such action as the Company may deem advisable to enable, the Company and the Executive to satisfy obligations for payment of withholding taxes and other tax obligations relating to any payment or benefit under this Agreement.

     5.5 APPLICABLE LAW. THIS DOCUMENT WILL BE CONSTRUED FOR ALL PURPOSES AS A DELAWARE DOCUMENT AND WILL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.



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     5.6  Number and Gender. As used herein, the singular will include the plural and vice versa and words used in one gender will include all other as appropriate.

     5.7 Legal Assistance. The parties hereto have each consulted with legal counsel or have had the opportunity to consult with legal counsel regarding the terms and conditions of this Agreement.

     5.8 Headings. Section headings and other headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     5.9 Amendments. This Agreement may be amended or modified in all respects at any time but only by an instrument in writing executed by the parties hereto.

     5.10 Waiver. The failure by any party to enforce any of its rights hereunder will not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party. Waiver of any one breach will not be deemed to be a waiver of any other breach.

     5.11 Counterpart Execution. This Agreement may be executed in separate counterparts, with the same effect as if the parties hereto had signed the same document. Counterparts so executed and delivered shall be deemed to be an original, shall be construed together and shall constitute one Agreement.


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     IN WITNESS WHEREOF, the parties hereto have set forth their hands on the day, month and year first above written in multiple originals, each of which shall have the same force and effect as if it were the sole original.

                                     ENERGY PARTNERS, LTD.


                                     By:
                                            ------------------------------------


                                    --------------------------------------------
                                    Executive:



Parties to Change of Control Severance Agreements:
-------------------------------------------------

Richard A. Bachmann
Phillip A. Gobe
David R. Looney
John. H. Peper